McGladrey & Pullen, LLP
                     Certified Public Accountants and Consultants


                          CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our report dated November 17, 1995, on the financial statements of the Thomas White World Fund series of Lord Asset Management Trust referred to therein, in Post-Effective Amendment No. 2 to the Registration Statement of Form N-1A, File No. 33-75138 as filed with the Securities and Exchange Commission.

We also consent to the reference to our Firm in the Prospectus under the caption "Selected Fiancial Information" and in the Statement of Additional Information under the caption "Independent Accountants."


                                                 McGladrey & Pullen, LLP

New York, New York
February 27, 1996